KIRKPATRICK & LOCKHART LLP
                1800 MASSACHUSETTS AVENUE, N.W.
                           2ND FLOOR
                  WASHINGTON, D.C.  20036-1800

                    TELEPHONE (202) 778-9000
                     FACSIMILE (202) 778-9100


                           May 28, 1997




Legg Mason Special Investment Trust, Inc.
111 South Calvert Street
Baltimore, Maryland 21202

Dear Sir or Madam:

     Legg Mason Special Investment Trust, Inc. ("Company") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated October 31, 1985, which Articles were amended December 19, 1985, April 24, 1992, and August 1, 1994. We understand that the Company is about to file a Rule 24f-2 Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, for the purpose of making definite the number of shares of common stock, par value $.001 per share ("Shares"), which it has registered under the Securities Act of 1933, as amended, and which were sold during the fiscal year ended March 31, 1997.

     We have, as counsel, participated in various corporate and other matters relating to the Company. We have examined copies of the Articles of Incorporation and By-Laws, as now in effect, the minutes of meetings of the directors and other documents relating to the organization and operation of the Company, and we are generally familiar with its affairs. Based on the foregoing, it is our opinion that the Shares of the Company sold during the fiscal year ended March 31, 1997, the registration of which will be made definite by the filing of a Rule 24f-2 Notice, were legally issued, fully paid and non-assessable. We express no opinion as to compliance with the Securities Act of 1933, the Investment Company Act of 1940 or applicable state securities laws in connection with the sales of Shares.

     We hereby consent to this opinion accompanying the Rule 24f-2 Notice which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the

Legg Mason Special Investment Trust, Inc.
May 28, 1997
Page 2

caption "The Fund's Legal Counsel" in the statement of additional information incorporated by reference into the prospectus of the Company and filed as part of the Company's registration statement.


                              Very truly yours,

                              KIRKPATRICK & LOCKHART LLP



                              By: /s/ Arthur C. Delibert
                                   Arthur C. Delibert